EXHIBIT 10.22
A. M. CASTLE & CO.

INCENTIVE STOCK OPTION AWARD AGREEMENT

A. M. CASTLE & CO.
2008 RESTRICTED STOCK, STOCK OPTION
AND EQUITY COMPENSATION PLAN

OPTIONEE: ___________________
ADDRESS: ___________________
SOCIAL SECURITY NUMBER: ___________________
NUMBER OF SHARES: ______________
EXERCISABLE ON OR AFTER: ___________________
EXERCISE PRICE PER SHARE: ___________________
DATE OF GRANT: _______________
EXPIRATION DATE: _________________

This is an award agreement (the "Award Agreement") between A. M. Castle & Co., a Maryland corporation (the "Corporation”), and the individual named above (the “Employee” or “Optionee”). The Corporation hereby grants to the Optionee the right and option (this “Option”) to purchase all or any part of an aggregate of the above-stated number of shares of Common Stock of the Corporation on the terms and conditions contained in the Corporation’s 2008 Restricted Stock, Stock Option and Equity Compensation Plan approved by the shareholders April 24, 2008, as may be amended from time to time (the "Plan") and, further subject to the Incentive Stock Option Agreement Supplement which is attached hereto.

Subject to the terms and conditions of this Award Agreement, this Option is exercisable on or after the date set forth above; provided, however, that this Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date.

The Corporation and the Optionee hereby agree to the terms and conditions of this Award Agreement and have executed it as of the Date of Grant set forth above.

A. M. CASTLE & CO.

By: _________________________
Its: _________________________

____________________________
Optionee

A. M. CASTLE & CO.
INCENTIVE STOCK OPTION AGREEMENT SUPPLEMENT

1. This option shall be treated as an Incentive Stock Option. The option is granted under the terms of the A. M. Castle & Co. 2008 Restricted Stock, Stock Option and Equity Compensation Plan, approved by the shareholders April 24, 2008, as may be amended from time to time (the "Plan"), as indicated in the Incentive Stock Option Award Agreement (the “Award Agreement”). The term of the option shall be for a period of eight (8) years from the date of grant, or such shorter period as is prescribed in paragraphs 3, 4, and 5 hereof. The option shall be exercisable to the extent of the number of shares specified in the Award Agreement as exercisable three (3) years after the date of grant, unless covered by a specific change-in-control or severance agreement entered into between the Optionee and the Corporation. The option may be exercised, at any time or from time to time during said term, as to all full shares that have become so purchasable. Except as provided in paragraphs 3, and 4 hereof, the option may not be exercised unless the optionee shall, at the time of exercise, be an employee of the A.M. Castle & Co. (the “Corporation”) or a subsidiary thereof.  The optionee shall have none of the rights of a shareowner with respect to any of the shares of Common Stock subject to the option until such shares shall be issued upon the exercise of the option.

2. The option shall not be transferable otherwise than by will or the laws of descent and distribution, and the option shall be exercisable, during the lifetime of the optionee, only by the optionee. Without limiting the generality of the foregoing, the option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the option shall be null and void and without effect.

3. In the event of the termination of the employment of the optionee, otherwise than by reason of total and permanent disability or a Qualified Retirement as set forth in paragraph 4 hereof, the option shall cease to be exercisable and shall lapse as of the effective date of the termination of the optionee. The option shall not be affected by any change of employment so long as the optionee continues to be an employee of the Corporation or of a subsidiary thereof or by any temporary leave of absence approved by the Human Resources Committee of the Board of Directors of the Corporation (the “Committee”).  Nothing herein contained shall confer on the optionee any right to continue in the employ of the Corporation or any subsidiary or interfere in any way with the right of the Corporation or any subsidiary thereof to terminate the employment of the optionee at any time.

4. In the event of a Qualified Retirement, which means with respect to an employee a termination from employment from the Corporation or any of its subsidiaries under the Corporation’s retirement plans (a “Qualified Retirement”), the optionee may exercise the option to the extent the option is exercisable or becomes exercisable under its terms at any time within three (3) years after the Qualified Retirement, but not after the term of the option. In the event of termination for total and permanent disability as defined in the Corporation’s long term disability programs, the optionee may exercise the option, to the extent the option is exercisable or becomes exercisable under its terms, at any time within three (3) years after termination for total and permanent disability, but not after the term of the option.

5. Any option which did not become exercisable and which cannot become exercisable under the terms of the option, and any option that ceased to be exercisable and cannot again become exercisable under the terms of the option shall terminate.

6. If all or any portion of the option is exercised subsequent to any stock dividend, stock split, recapitalization, combination or exchange of shares, reorganization (including, but not limited to, merger or consolidation), liquidation or other event occurring after the date hereof, as a result of which any shares or other securities of the Corporation or any other entity (including, but not limited to, any subsidiary of the Corporation) shall be issued in respect of the outstanding shares of Common Stock, or shares of Common Stock shall be changed into the same or a different number of shares or other securities of the same or any other class or classes, the person or persons so exercising the option shall receive, for the aggregate price paid upon such exercise, the class and aggregate number of shares or other securities which, if shares of Common Stock (as authorized at the date hereof) had been purchased on the date hereof for the same aggregate price (on the basis of the price per share) and had not been disposed of, such person or persons would be holding at the time of such exercise as a result of such purchase any and all such stock dividends, stock splits, recapitalizations, combinations or exchanges of shares, reorganizations, liquidations or other events. In the event of any corporate reorganization, separation or division (including, but not limited to, split-up, split off, spin-off or sale of assets) as a result of which any cash or shares or other securities of any entity other than the Corporation (including, but not limited to, any subsidiary of the Corporation), shall be distributed in respect of the outstanding shares of Common Stock, a committee of the Board shall make such adjustments in the terms of the option (including, but not limited to, the number of shares covered and the purchase price of such shares) as it may deem appropriate to provide equitably for the optionee’s interest in the option. Upon any adjustment as aforesaid, the minimum number of full shares that may be purchased upon any exercise of the option as specified in paragraph 1 shall be adjusted proportionately. No fractional shares shall be issued upon any exercise of the option, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.

7. Subject to the terms and conditions contained herein, in the Award Agreement and the Plan, the option may be exercised by giving notice as provided in instructions issued by the Secretary for the exercise of options generally, which instructions may provide for the use of agents, including stock brokers, to effect exercise of options, or in the absence of such instructions, by written notice to the Secretary of the Corporation at the location of its principal office at the time of exercise, which is currently located at 3400 N. Wolf Road, Franklin Park, IL 60131.  Such notice shall state the election to exercise the option and the number of shares in respect of which it is being exercised, shall be signed by the person or persons so exercising the option and shall be accompanied by instructions to the Secretary to exercise, in whole or in part, through a cashless exercise, net-exercise, or other arrangements through agents, including stockbrokers, under arrangements established by the Corporation for the exercise of the option, or, if not covered by such instructions, for payment of the full purchase price of said shares by cash, including a personal check made payable to the Corporation, or by delivering at fair market value on the date of exercise unrestricted Common Stock already owned by the optionee, or by any combination of cash and Common Stock, and in either case, by payment to the Corporation of any withholding tax. Shares which otherwise would be delivered to the holder of an option may be delivered, at the election of the holder, to the Corporation in payment of Federal, state and/or local withholding taxes due in connection with an exercise. In no event may successive simultaneous pyramiding be used to exercise an option. A certificate or certificates representing said shares shall be delivered as soon as practicable after the notice shall be received by the Corporation. The certificate or certificates for the shares as to which the option shall have been so exercised shall be registered in the name of the person or persons so exercising the option and shall be delivered as aforesaid to or upon the written order of the person or persons exercising the option. The date of exercise of the option shall be the date on which the aforesaid written notice, properly executed and accompanied as aforesaid, is received under the Secretary’s instructions or by the Secretary. The payment due to the optionee upon exercise of the option will be settled solely in Common Stock. All shares that shall be purchased upon the exercise of the option as provided herein shall be fully paid and non-assessable.

8. The Corporation shall at all times during the term of the option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements contained herein, in the Award Agreement and in the Plan, shall pay all original issue and/or transfer taxes with respect to the issue and/or transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto.

9. As used herein, the term “subsidiary” shall have the meaning ascribed to it in the Plan, and the term “Common Stock” shall mean the class of stock designated “Common Stock” in the Certificate of Incorporation of the Corporation.

10. The terms and conditions contained herein and in the Award Agreement shall be subject to and governed by the terms of the Plan, a copy of which is being delivered herewith to the optionee. Optionee acknowledges that the Plan may be amended, prospectively or retroactively in order to comply with the requirements of the Internal Revenue Code governing deferred compensation, and optionee agrees to comply with the terms of the Plan as so amended from time to time.